Frontier Airlines Reports Second Quarter 2025 Financial Results
DENVER - August 5, 2025 - Frontier Group Holdings, Inc. (Nasdaq: ULCC), parent company of Frontier Airlines, Inc., today reported financial results for the second quarter of 2025 and issued guidance for the third quarter of 2025.
Highlights:
•Total revenue was $929 million on two percent lower capacity; revenue per available seat mile ("RASM") was 9.01 cents, while RASM on a stage adjusted basis to 1,000 miles was 8.74 cents, up slightly compared to the prior year quarter
•Cost per available seat mile ("CASM") was 9.73 cents, eight percent above the comparable 2024 quarter, including fuel expense at an average cost of $2.36 per gallon, in-line with expectations, and total operating expenses of $1 billion, or $774 million excluding fuel (a non-GAAP measure)
•Net loss was $70 million, or $(0.31) per share
•Ended the quarter with $766 million of total liquidity
•Took delivery of three A321neo aircraft during the second quarter, resulting in 84 percent of Frontier's fleet comprised of the highly fuel-efficient A320neo family aircraft, the highest percentage of all major U.S. carriers
•Executed an agreement with Pratt & Whitney in late July to select the PW1100 GTF engine to power the final 91 Airbus A321neo aircraft in the Company's firm orderbook
•Generated 106 available seat miles ("ASMs") per gallon, reaffirming Frontier's position as "America's Greenest Airline" as measured by fuel efficiency (ASMs per fuel gallon consumed during the second quarter, compared to all other major U.S. carriers)
•Launched the previously announced free unlimited companion travel benefit for Frontier Elite Platinum and Diamond status members, reflecting the Company's commitment to offering convenience, flexibility and signature affordability, which along with other significant loyalty enhancements, supported a 19 percent increase in cardholder spending over the corresponding 2024 quarter
•Launched 35 new routes and announced an expansion of service across the Eastern and Midwestern United States to include nonstop connections between Baltimore-Chicago O'Hare, and Myrtle Beach-Trenton, and 9 new routes from Atlanta

“Our second quarter results were within our guidance range, overcoming significant weather and extensive air traffic control delays in late May and June,” commented Barry Biffle, Chief Executive Officer. “The domestic supply and demand balance is anticipated to improve sequentially over the next several months in Frontier markets, which, alongside our commercial initiatives, is expected to support mid-to-high single-digit RASM growth in the third quarter on a stage-adjusted basis1 and provide a solid foundation for profitability in 2026."

Second Quarter 2025 Select Financial Highlights
The following is a summary of second quarter and select financial results, including both GAAP and adjusted (non-GAAP) metrics. Refer to "Reconciliations of Non-GAAP Financial Information" in the appendix of this release.

(unaudited, in millions, except for percentages and per share data)
	Three Months Ended June 30,
	2025		2024
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$929	$929	$973	$973
Total operating expenses	$1,004	$1,004	$948	$948
Pre-tax income (loss)	$(70)	$(70)	$32	$32
Pre-tax income (loss) margin	(7.5)%	(7.5)%	3.3%	3.3%
Net income (loss)	$(70)	$(70)	$31	$31
Earnings per share, diluted	$(0.31)	$(0.31)	$0.14	$0.14

(unaudited, in millions, except for percentages and per share data)
	Six Months Ended June 30, 2025
	2025		2024
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$1,841	$1,841	$1,838	$1,838
Total operating expenses	$1,962	$1,962	$1,844	$1,844
Pre-tax income (loss)	$(110)	$(110)	$8	$8
Pre-tax income (loss) margin	(6.0)%	(6.0)%	0.4%	0.4%
Net income (loss)	$(113)	$(113)	$5	$10
Earnings per share, diluted	$(0.50)	$(0.50)	$0.02	$0.04
Revenue Performance

Total operating revenue for the second quarter of 2025 was $929 million, five percent lower on two percent lower capacity primarily related to off-peak day-of-week reductions, both compared to the corresponding 2024 quarter. Total revenue declined due largely to a disruption in domestic air travel demand in April but which subsequently stabilized during the quarter, and from significant weather-related disruptions and extensive air traffic control ("ATC") ground delay programs.
RASM was 9.01 cents, two percent lower than the corresponding 2024 quarter, while RASM on a stage adjusted basis to 1,000 miles was up slightly compared to the same quarter, tempered by the operational factors noted above.
Enplanements and departures decreased four percent and nine percent, respectively, on an average stage length of 942 miles, a five percent increase compared to the corresponding 2024 quarter. Total revenue per passenger was $109, flat to the corresponding 2024 quarter, and flown load factor was approximately one percentage point higher at 79.3 percent.

Cost Performance
Total operating expenses were $1 billion in the second quarter of 2025, comprised of $230 million of fuel expense at an average cost of $2.36 per gallon, within expectations, and $774 million of operating expenses (excluding fuel), a non-GAAP measure.
CASM was 9.73 cents in the second quarter of 2025, eight percent higher than the comparable 2024 quarter. CASM (excluding fuel), a non-GAAP measure, was 7.50 cents compared to 6.24 cents in the 2024 quarter. The increase was due primarily to a 13 percent reduction in average daily aircraft utilization resulting from the Company's disciplined capacity deployment, fleet growth and lower sale-leaseback gains resulting from the timing of aircraft and spare engine deliveries.
Earnings
Net loss was $70 million for the second quarter of 2025, or $(0.31) per share based on approximately 228 million weighted-average shares outstanding in the quarter.
Liquidity
Total liquidity as of June 30, 2025 was $766 million, consisting of unrestricted cash and cash equivalents of $561 million and $205 million of availability from the Company's undrawn revolving credit facility.
Fleet
As of June 30, 2025, Frontier had a fleet of 164 Airbus single-aisle aircraft, as scheduled below, all financed through operating leases that expire between 2026 and 2037.

Equipment	Quantity	Seats
A320neo	82	186
A320ceo	6	180 - 186
A321ceo	21	230
A321neo	55	240
Total fleet	164
Frontier took delivery of three A321neo aircraft during the second quarter of 2025. As of June 30, 2025, the Company had commitments for an additional 180 aircraft to be delivered through 2031, including purchase commitments for 27 A320neo aircraft and 153 A321neo aircraft, with A321neo aircraft representing approximately 85 percent of future committed deliveries. The Company has secured sale-leaseback financing commitments for expected deliveries through 2025, and all planned 2026 deliveries through the third quarter of 2026 as of the date of this release.
As of June 30, 2025, 84 percent of Company's fleet was comprised of the highly fuel-efficient A320neo family aircraft, the highest percentage of all major U.S. carriers. The A321neo is expected to continue to unlock meaningful efficiencies from fuel savings and higher average seats per departure.
Frontier is "America's Greenest Airline" as measured by fuel efficiency (ASMs per fuel gallon consumed during the second quarter compared to all other major U.S. carriers). During the second quarter of 2025, Frontier generated 106 ASMs per gallon, two percent higher than the comparable 2024 quarter.
On July 23, 2025, the Company executed an agreement with Pratt & Whitney to select the PW1100 GTF engine to power 91 Airbus A321neo firm aircraft orders, the first of which is expected to deliver in late 2026. This agreement will bring the Company's total commitment to 235 GTF-powered A320neo family aircraft, including already delivered aircraft. These fuel-efficient engines will play an important role in the Company's continued commitment to being America's Greenest Airline.

Forward Guidance
The guidance provided below is based on the Company's current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission (the "SEC"). Frontier undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law. Further, this guidance excludes special items and the reconciliation of non-GAAP measures to the comparable GAAP measures because such amounts cannot be determined at this time.
The Company's third quarter 2025 adjusted (non-GAAP) loss per share guidance, as noted below, reflects an expected sequential improvement in competitive overlap capacity and continued progress across key commercial initiatives and higher fuel prices relative to the prior quarter. Frontier's capacity in the third quarter of 2025 is expected to be down four to five percent to the corresponding prior-year quarter. The Company will continue to closely monitor the demand environment and make any further adjustments to capacity and related costs, as appropriate.

Third Quarter
2025
Adjusted (non-GAAP) loss per share(a)(b)(c)	$(0.26) to $(0.42)
_________________
(a)Includes guidance on certain non-GAAP measures which excludes, among other things, special items. The Company is unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time.
(b)Based on the blended jet fuel curve on August 1, 2025, resulting in an average fuel cost (including fuel taxes and into-plane costs) of $2.51 per gallon and $2.41 per gallon in the third quarter and fourth quarter of 2025, respectively.
(c)Based on estimated weighted average shares outstanding of 228 million shares in the third quarter of 2025 and a projected tax expense provision in the range of $2 to $4 million due to the expected recognition of a non-cash valuation allowance. The Company's actual tax expense may be impacted by varying factors which may include, but are not limited to, the composition of items of income and expense recognized in the respective periods, including the amount of non-deductible or other similar items, the treatment of deferred tax assets and related valuation allowances.
Conference Call
The Company will host a conference call to discuss second quarter 2025 results today, August 5, 2025, at 11:00 a.m. Eastern Time (USA). Investors may listen to a live, listen-only webcast available on the investor relations section of the Company's website at https://ir.flyfrontier.com/news-and-events/events. The call will also be archived and available for at least 90 days on the investor relations section of the Company's website.
About Frontier Airlines
Frontier Airlines, Inc., a subsidiary of Frontier Group Holdings, Inc. (Nasdaq: ULCC), is committed to "Low Fares Done Right." Headquartered in Denver, Colorado, the Company operates 164 A320 family aircraft and has the largest A320neo family fleet in the U.S. The use of these aircraft, along with Frontier's high-density seating configuration and weight-saving initiatives, have contributed to Frontier's continued ability to be the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed. With 180 new Airbus planes on order, Frontier will continue to grow to deliver on the mission of providing affordable travel across America.

End notes
1 Stage-adjusted to 1,000 miles
Cautionary Statement Regarding Forward-Looking Statements and Information
Certain statements in this release should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as "expects," "will," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this Current Report on Form 8-K are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties relating to the Company's operations and business environment including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including tariffs and other trade protection measures, an inflationary environment and potential recession, weakened demand environment, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; disruptions to the Company's flight operations, including due to factors beyond the Company's control, such as adverse weather events or air traffic controller staffing shortages; the Company's ability to attract and retain qualified personnel at reasonable costs; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine and the conflict in the Middle East; the Company's reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company's reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company's relationships with these providers or their provision of services; adverse publicity and/or harm to the Company's brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company's network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company's reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; expanded inspection programs and/or heightened maintenance requirements imposed on the Company's aircraft or engines; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company's operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company's failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company's inability to accept or integrate new aircraft into the Company's fleet as planned; the impacts of the Company's significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company's financial condition and business; failure to comply with the covenants in the Company's financing agreements or failure to comply with financial and other covenants governing the Company's other debt; changes in, or failure to retain, the Company's senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned "Risk Factors" in the Company's reports and other documents filed with the SEC, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 18, 2025.

Frontier Group Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except share and per share data)

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2025	2024		2025	2024
Operating revenues:
Passenger	$898	$950	(5)%	$1,782	$1,795	(1)%
Other	31	23	35%	59	43	37%
Total operating revenues	929	973	(5)%	1,841	1,838	—%

Operating expenses:
Aircraft fuel	230	288	(20)%	468	551	(15)%
Salaries, wages and benefits	254	244	4%	503	477	5%
Aircraft rent	194	147	32%	355	306	16%
Station operations	178	163	9%	358	300	19%
Maintenance, materials and repairs	47	42	12%	98	91	8%
Sales and marketing	39	47	(17)%	80	87	(8)%
Depreciation and amortization	21	18	17%	41	34	21%
Other operating	41	(1)	N/M	59	(2)	N/M
Total operating expenses	1,004	948	6%	1,962	1,844	6%
Operating income (loss)	(75)	25	N/M	(121)	(6)	1917%
Other income (expense):
Interest expense	(10)	(8)	25%	(19)	(17)	12%
Capitalized interest	8	7	14%	16	16	—%
Interest income and other	7	8	(13)%	14	15	(7)%
Total other income (expense)	5	7	(29)%	11	14	(21)%
Income (loss) before income taxes	(70)	32	N/M	(110)	8	N/M
Income tax expense (benefit)	—	1	(100)%	3	3	—%
Net income (loss)	$(70)	$31	N/M	$(113)	$5	N/M
Earnings (loss) per share:
Basic (a)	$(0.31)	$0.14	N/M	$(0.50)	$0.02	N/M
Diluted (a)	$(0.31)	$0.14	N/M	$(0.50)	$0.02	N/M

Weighted-average common shares outstanding:
Basic (a)	227,941,534	224,214,030	2%	227,307,480	223,822,565	2%
Diluted (a)	227,941,534	226,603,798	1%	227,307,480	226,203,376	—%
__________________
N/M = Not meaningful
(a)In periods of net income, the dilutive impact of the outstanding warrants relating to funding provided pursuant to the CARES Act and related legislation, any non-participating options and unvested restricted stock units are included in the diluted earnings per share calculations. In addition, most of the outstanding options are participating securities and are therefore not expected to be part of the Company's diluted share count under the two-class method until they are exercised, but, in periods of net income, are included as an adjustment to the numerator of the Company's earnings per share calculation as they are eligible to participate in the Company's earnings. The participating securities impact has been subtracted from periods presented with positive net income in the computation of basic and diluted earnings per share. As of June 30, 2025, there were 1.9 million outstanding warrants and 0.7 million outstanding options. As of June 30, 2024, there were 3.1 million outstanding warrants and 2.2 million outstanding options.

Frontier Group Holdings, Inc. Comparative Operating Statistics (unaudited)
	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2025	2024		2025	2024
Operating statistics (a)
Available seat miles (“ASMs”) (millions)	10,313	10,552	(2)%	20,262	19,998	1%
Departures	52,147	57,176	(9)%	103,505	105,842	(2)%
Average stage length (miles)	942	899	5%	933	925	1%
Block hours	140,149	147,506	(5)%	276,885	279,563	(1)%
Average aircraft in service	163	145	12%	158	141	12%
Aircraft – end of period	164	148	11%	164	148	11%
Average daily aircraft utilization (hours)	9.7	11.2	(13)%	9.7	10.9	(11)%
Passengers (thousands)	8,499	8,899	(4)%	16,338	15,904	3%
Average seats per departure	208	204	2%	208	203	2%
Revenue passenger miles (“RPMs”) (millions)	8,182	8,238	(1)%	15,636	15,107	4%
Load Factor	79.3%	78.1%	1.2 pts	77.2%	75.5%	1.7 pts
Fare revenue per passenger ($)	40.94	39.91	3%	42.70	42.68	—%
Non-fare passenger revenue per passenger ($)	64.77	66.80	(3)%	66.39	70.15	(5)%
Other revenue per passenger ($)	3.56	2.54	40%	3.57	2.71	32%
Total ancillary revenue per passenger ($)	68.33	69.34	(1)%	69.96	72.86	(4)%
Total revenue per passenger ($)	109.27	109.25	—%	112.66	115.54	(2)%
Total revenue per available seat mile (“RASM”) (¢)	9.01	9.21	(2)%	9.08	9.19	(1)%
RASM, stage-length adjusted to 1,000 miles (¢) (c)	8.74	8.73	—%	8.78	8.84	(1)%
Cost per available seat mile (“CASM”) (¢)	9.73	8.98	8%	9.68	9.22	5%
CASM (excluding fuel) (¢) (b)	7.50	6.24	20%	7.37	6.46	14%
CASM + net interest (¢) (b)	9.68	8.90	9%	9.62	9.15	5%
Adjusted CASM (¢) (b)	9.73	8.98	8%	9.68	9.22	5%
Adjusted CASM (excluding fuel) (¢) (b)	7.50	6.24	20%	7.37	6.46	14%
Adjusted CASM (excluding fuel), stage-length adjusted to 1,000 miles (¢) (b)(c)	7.28	5.92	23%	7.12	6.21	15%
Adjusted CASM + net interest (¢) (b)	9.68	8.90	9%	9.62	9.15	5%
Adjusted CASM + net interest, stage-length adjusted to 1,000 miles (¢) (b)(c)	9.40	8.44	11%	9.30	8.80	6%
Fuel cost per gallon ($)	2.36	2.84	(17)%	2.45	2.88	(15)%
Fuel gallons consumed (thousands)	97,427	101,690	(4)%	190,639	191,347	—%
Full-time equivalent employees	7,766	8,100	(4)%	7,766	8,100	(4)%
____________________
(a)Figures may not recalculate due to rounding
(b)These metrics are not calculated in accordance with GAAP. For the reconciliation to corresponding GAAP measures, see "Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest."
(c)Stage-Length Adjusted (SLA) to 1,000 miles: Applicable Operating Statistic * Square root (stage length / 1,000).

Reconciliations of Non-GAAP Financial Information
The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
($ in millions) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss), as reported	$(70)	$31	$(113)	$5
Non-GAAP adjustments:
Valuation allowance(a)	—	—	—	5
Net income (loss) impact	$—	$—	—	5

Adjusted net income (loss)(b)	$(70)	$31	$(113)	$10

Income (loss) before income taxes, as reported	$(70)	$32	$(110)	$8
Pre-tax impact	—	—	—	—
Adjusted pre-tax income (loss)(b)	$(70)	$32	$(110)	$8
____________________
(a)During six months ended June 30, 2024, a $5 million non-cash valuation allowance was recorded against U.S. federal and state net operating loss deferred tax assets, which largely do not expire, mainly as a result of being in a three-year historical cumulative pre-tax loss position and due to the loss generated during the three months ended March 31,2024, which has no impact on cash taxes and is not reflective of the Company's effective tax rate for deductible net operating losses generated or actual cash tax obligations created.
(b)Adjusted net income (loss) and adjusted pre-tax income (loss) are included as a supplemental disclosure because the Company believes they are useful indicators of its operating performance. Derivations of net income (loss) and pre-tax income (loss) are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Adjusted net income (loss) and adjusted pre-tax income (loss) have limitations as analytical tools. Adjusted net income (loss) and adjusted pre-tax income (loss) do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of the Company's ongoing operations and do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate adjusted net income (loss) and adjusted pre-tax income (loss) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, adjusted net income (loss) and adjusted pre-tax income (loss) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income (loss) and adjusted pre-tax income (loss), including adjusted pre-tax margin, are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including adjusted net income (loss) and adjusted pre-tax income (loss), as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, adjusted net income (loss) and adjusted pre-tax income (loss) have significant limitations which affect their use as indicators of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of Net Income (Loss) to EBITDA and EBITDAR and to Adjusted EBITDA and Adjusted EBITDAR
($ in millions) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$(70)	$31	$(113)	$5
Plus (minus):
Interest expense	10	8	19	17
Capitalized interest	(8)	(7)	(16)	(16)
Interest income and other	(7)	(8)	(14)	(15)
Income tax expense (benefit)	—	1	3	3
Depreciation and amortization	21	18	41	34
EBITDA(a)	(54)	43	(80)	28
Plus: Aircraft rent	194	147	355	306
EBITDAR(b)	$140	$190	$275	$334

Adjusted EBITDA(a)(c)	(54)	43	(80)	28
Plus: Aircraft rent	194	147	355	306
Adjusted EBITDAR(b)(c)	$140	$190	$275	$334
__________________
(a)EBITDA and adjusted EBITDA are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of EBITDA are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the industry.
EBITDA and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments; changes in, or cash requirements for, the Company's working capital needs; or the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's indebtedness or possible cash requirements related to its warrants. Further, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the airline industry may calculate EBITDA and adjusted EBITDA differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of EBITDA and adjusted EBITDA are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of EBITDA, including adjusted EBITDA, as presented may not be directly comparable to similarly titled measures presented by other companies.
For the foregoing reasons, each of EBITDA and adjusted EBITDA have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
(b)EBITDAR and adjusted EBITDAR are included as supplemental disclosures because the Company believes they are useful solely as valuation metrics for airlines as their calculations isolate the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by capital lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different airlines for reasons unrelated to the underlying value of a particular airline. However, EBITDAR and adjusted EBITDAR are not determined in accordance with GAAP, are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, EBITDAR and adjusted EBITDAR, as presented, may not be directly comparable to similarly titled measures presented by other companies. In addition, EBITDAR and adjusted EBITDAR should not be viewed as measures of overall performance since they exclude aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate the business. Accordingly, you are cautioned not to place undue reliance on this information.
(c)For each of the three and six months ended June 30, 2025 and 2024, there were no non-GAAP pre-tax adjustments.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Three Months Ended June 30,
	2025		2024
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
Non-GAAP financial data:(a)
CASM		9.73		8.98
Aircraft fuel	(230)	(2.23)	(288)	(2.74)
CASM (excluding fuel)(b)		7.50		6.24

Adjusted CASM (excluding fuel)(b)(c)		7.50		6.24
Aircraft fuel	230	2.23	288	2.74
Adjusted CASM(c)(d)		9.73		8.98
Net interest expense (income)	(5)	(0.05)	(7)	(0.08)
Adjusted CASM + net interest(e)		9.68		8.90

CASM		9.73		8.98
Net interest expense (income)	(5)	(0.05)	(7)	(0.08)
CASM + net interest(e)		9.68		8.90
_______________________
(a)Cost per ASM figures may not recalculate due to rounding.
(b)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(c)For each of the three months ended June 30, 2025 and 2024, there were no non-GAAP pre-tax adjustments.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company's cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Six Months Ended June 30,
	2025		2024
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
Non-GAAP financial data:(a)
CASM		9.68		9.22
Aircraft fuel	(468)	(2.31)	(551)	(2.76)
CASM (excluding fuel)(b)		7.37		6.46

Adjusted CASM (excluding fuel)(b)(c)		7.37		6.46
Aircraft fuel	468	2.31	551	2.76
Adjusted CASM(c)(d)		9.68		9.22
Net interest expense (income)	(11)	(0.06)	(14)	(0.07)
Adjusted CASM + net interest(e)		9.62		9.15

CASM		9.68		9.22
Net interest expense (income)	(11)	(0.06)	(14)	(0.07)
CASM + net interest(e)		9.62		9.15
_______________________
(a)Cost per ASM figures may not recalculate due to rounding.
(b)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(c)For each of the six months ended June 30, 2025 and 2024, there were no non-GAAP pre-tax adjustments.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company's cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of Earnings (Loss) per Share, Diluted to Adjusted Earnings (Loss) per Share, Diluted
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Earnings (loss) per share, diluted, as reported(a)(b)	$(0.31)	$0.14	$(0.50)	$0.02
Valuation allowance	—	—	—	0.03
Adjusted earnings (loss) per share, diluted(c)	$(0.31)	$0.14	$(0.50)	$0.05
______________________
(a)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.
(b)Cost per share figures may not recalculate due to rounding.
(c)Adjusted earnings (loss) per share is included as a supplemental disclosure because the Company believes it is a useful indicator of operating performance. Derivations of net income are well-recognized performance measurements in the airline industry that are frequently used by management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the industry.
Adjusted earnings (loss) per share has limitations as an analytical tool. Adjusted earnings (loss) per share does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations and does not reflect the cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate Adjusted earnings (loss) per share differently than the Company does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted earnings (loss) per share should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted earnings (loss) per share, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted earnings (loss) per share has significant limitations which affect its use as an indicator of profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of Total Operating Expense to Total Operating Expense (Excluding Fuel)
($ in millions) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total operating expense, as reported	$1,004	$948	$1,962	$1,844
Non-GAAP adjustments:
Aircraft fuel	(230)	(288)	(468)	(551)
Total operating expense (excluding fuel)(a)	$774	$660	$1,494	$1,293
____________________
(a)Total operating expense (excluding fuel) is included as a supplemental disclosure because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding the price of fuel allows management an additional tool to understand and analyze the non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. Total operating expense (excluding fuel) is not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Contacts:

Jennifer F. de la Cruz Corporate Communications Email: JenniferF.DeLaCruz@flyfrontier.com Phone: 720.374.4207	David Erdman Investor Relations Email: David.Erdman@flyfrontier.com Phone: 720.798.5886